UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201740	47-1963189
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Ave, Suite 200, Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

1-702-595-2247

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

Roshan Energy

On February 9, 2021, the Company entered into a Memorandum of Understanding with Roshan Energy Technologies Pvt. Ltd. (“Roshan Energy”) of Hyderabad, India. The business relationship concerns proposed product and technology development in the Green Energy sector. More specifically, Barrel would assist Roshan Energy in arranging financing to build a lithium battery manufacturing facility in India at a cost estimated at US$20,000,000.

Roshan Energy would provide all technical knowledge in establishing a separate United States facility for lithium battery manufacturing and assembly to be developed and operated by the Company.

Under the arrangement, the Company would acquire a majority stake in Roshan Energy, with Company representation on Roshan Energy’s Board of Directors. Roshan Energy executive management would participate in management of the United States lithium battery unit to be established by the Company.

This description of the Memorandum of Understanding is qualified in its entirety by the actual Memorandum of Understanding.

ZB Products, Inc,

The Company previously entered into a non-binding Letter of Intent to acquire ZB Products, Inc., a consumer products company in the business of producing and marketing sporting goods apparel and safety apparel. This transaction has not moved forward due to the effect of COVID-19 on youth sports programs.

Hemp

Barrel has maintained its lease of 602 acres of land in Tehama County, California. The Land is located in an agricultural area approximately 5 miles west of the town of Cornell, California. Because of COVID-19, the County indicated it would not be able to process the Company’s application to grow hemp on the property until fall 2020. This would have been well after the crop’s growing season. The Company is considering whether to apply to the County during 2021.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Memorandum of Understanding dated February 9, 2021 between Roshan Energy Technologies Pvt. Ltd. and Barrel Energy Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: February 11, 2021	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman

3